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                                                                   EXHIBIT 10.24

                        MANAGEMENT WARRANT INCENTIVE PLAN
                    FOR PACIFIC PRECISION LABORATORIES, INC.
                                   AS AMENDED

         This Management Warrant Incentive Plan ("Plan") for the key employees of Pacific Precision Laboratories, Inc. ("PPL") replaces the Management Warrant Incentive Plan (the "1993 Plan") for PPL dated as of October 6, 1993, established at the time of the acquisition of PPL by JMAR Industries, Inc. ("JMAR"). The 1993 Plan made available for grant to the key PPL employees (the "Grantees") warrants (the "Warrants") to purchase 450,000 shares of JMAR common stock, of which warrants to purchase 200,000 shares have been granted as of August 15, 1996. The terms of the Plan shall be as follows:

1. Subject to the stock price performance requirement set forth in item 2 below, one third of the Warrants held by each Grantee will become exercisable one year after the date of grant, an additional one third will become exercisable two years after the date of grant, and the remaining one third will become exercisable three years after the date of grant.

2. Subject to the vesting requirements set forth above, all Warrants become exercisable upon the earlier of (i) forty five days after the closing high bid price of the Company's common stock as reported on NASDAQ-NMS for 20 consecutive trading days is greater than $6.38; (ii) the exercise by the warrant holders of at least 90 percent of the Company's warrants which currently trade on the NASDAQ-NMS under the symbol JMARW; or (iii) nine years and six months after the date of grant.

3. Prior to the date at which the Warrants become exercisable, JMAR will register the resale of the shares which underlie the Warrants.

4. Subject to the other provisions hereof, unexercised Warrants held by an employee whose employment terminates with PPL or JMAR for reasons other than death, will expire sixty days after the date of that employee's termination, and those Warrants will be returned to the PPL pool for reallocation to other PPL employees. In the event that the Warrant holder dies while still employed by

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     PPL or JMAR the Warrants will remain exercisable by the heirs of the deceased employee for a period of one year after his/her death.

5. The Warrants shall terminate three years following the date such Warrants are first exercisable pursuant to Paragraph 2 or, in any event, ten years after date of grant.

6. The Plan shall be administered by a Committee (the "Committee") of the Board of Directors of PPL (the "PPL Board"), the members of which shall be appointed by the Chairman of the PPL Board from among the non-PPL employee members of the PPL Board. The Committee shall consider the recommendations of management, but shall have full and final authority in its discretion:
     (i) to determine the number of shares and purchase price of Common Stock covered by each Warrant, the individuals to whom and the time or times at which Warrants shall be granted; (ii) to construe and interpret the Plan;
     (iii) to determine the terms and provisions of the respective Agreements, which need not be identical, including, but without limitation, terms covering the payment of the exercise price; and (iv) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations of the Committee shall be conclusively binding for all purposes and upon all persons.

7. The exercise price per share with respect to each Warrant granted under the Plan shall be equal to the higher of (i) the fair market value of a share of JMAR Common Stock on the date of grant or (ii) $3.00. For the purposes hereof, fair market value shall be defined as follows: (i) in case the JMAR Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the closing bid and asked quotations for such stock (or the closing selling price for such stock, if applicable) on the date of grant (as reported by a newspaper of general circulation or a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations (or reported closing selling price) on the date of grant, then upon the basis of the mean between the closing bid and asked quotations (or the closing selling price,

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     as the case may be), on the date nearest preceding the date of grant or
     (ii) in case JMAR Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the closing selling price at which shares of JMAR Common Stock were traded on such recognized securities exchange on the date of grant or, if JMAR Common Stock was not traded on said date, upon the basis of the closing selling price on the date nearest preceding the date of grant.


JMAR INDUSTRIES, INC.                       PACIFIC PRECISION
                                            LABORATORIES, INC.


/s/ John S. Martinez                        /s/ Robert S. Hash
------------------------------------        ------------------------------------

John S. Martinez, Ph.D.                     Robert S. Hash
Chairman and Chief Executive Officer        President and Director

                                            /s/ John S. Martinez
                                            ------------------------------------
                                            John S. Martinez
                                            Chairman of the Board


                                            /s/ Leo Yoffe
                                            ------------------------------------
                                            Leo Yoffe
                                            Director


                                            /s/ Dennis E. Valentine
                                            ------------------------------------
                                            Dennis E. Valentine
                                            Director

                                            /s/ Marvin W. Sepe
                                            ------------------------------------
                                            Marvin W. Sepe
                                            Director